Exhibit 99.1

CIPHER DIGITAL INC.

NOTICE OF CHANGE IN DEFAULT SETTLEMENT METHOD

1.75% CONVERTIBLE SENIOR NOTES DUE 2030

(CUSIP/ISIN NUMBERS: 17253J AA4 / US17253JAA43)*

October 16, 2026

Reference is made to the First Supplemental Indenture, dated as of May 22, 2025 (the “Supplemental Indenture”), entered into by and between Cipher Digital Inc., a Delaware corporation (f/k/a Cipher Mining Inc., the “Issuer”), and U.S. Bank Trust Company, National Association (the “Trustee”), to the Indenture, dated as of May 22, 2025, between the Issuer and the Trustee, and to the Issuer’s 1.75% Convertible Senior Notes due 2030 (the “Notes”) issued thereunder. This Notice is being delivered pursuant to clause (x) of the definition of the term “Default Settlement Method” set forth in Section 1.01 of the Supplemental Indenture. Any capitalized term used but not otherwise defined in this Notice has the meaning assigned to such term in the Supplemental Indenture.

In accordance with clause (x) of the definition of the term “Default Settlement Method” set forth in Section 1.01 of the Supplemental Indenture, the Issuer hereby provides notice to the Holders, the Trustee and the Conversion Agent that the Default Settlement Method is hereby changed to Physical Settlement. As such, all Notes validly surrendered for conversion in accordance with the Supplemental Indenture on or after the date hereof will be settled using Physical Settlement as the Settlement Method unless otherwise specified by the Company in connection with any such conversion in accordance with the provisions of Section 5.03(A)(i) of the Supplemental Indenture.

CIPHER DIGITAL INC.

*	No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above in this Notice or printed on the Notes.

CIPHER DIGITAL INC.

NOTICE OF CHANGE IN DEFAULT SETTLEMENT METHOD

0.00% CONVERTIBLE SENIOR NOTES DUE 2031

(CUSIP/ISIN NUMBERS: 17253J AB2 / US17253JAB26)*

October 16, 2026

Reference is made to the Indenture, dated as of September 30, 2025 (the “Indenture”), entered into by and between Cipher Digital Inc., a Delaware corporation (f/k/a Cipher Mining Inc., the “Issuer”), and U.S. Bank Trust Company, National Association (the “Trustee”) and to the Issuer’s 0.00% Convertible Senior Notes due 2030 (the “Notes”) issued thereunder. This Notice is being delivered pursuant to clause (x) of the definition of the term “Default Settlement Method” set forth in Section 1.01 of the Indenture. Any capitalized term used but not otherwise defined in this Notice has the meaning assigned to such term in the Indenture.

In accordance with clause (x) of the definition of the term “Default Settlement Method” set forth in Section 1.01 of the Indenture, the Issuer hereby provides notice to the Holders, the Trustee and the Conversion Agent that the Default Settlement Method is hereby changed to Physical Settlement. As such, all Notes validly surrendered for conversion in accordance with the Indenture on or after the date hereof will be settled using Physical Settlement as the Settlement Method unless otherwise specified by the Company in connection with any such conversion in accordance with the provisions of Section 5.03(A)(i) of the Indenture.

CIPHER DIGITAL INC.

*	No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above in this Notice or printed on the Notes.